EXHIBIT 3.5


Document Processing Fee                               10051106269
If document is on paper:      $25.00                  $  75.00
If document is filed electronically:      $.99        SECRETARY OF STATE
Fees are subject to change.                           03-11-2005 15:01:21
For electronic filing and to obtain
copies of filed documents visit
www.sos.state.co.us
-------------------
Deliver paper documents to:
Colorado Secretary of State
Business Division
1560 Broadway, Suite 200
Denver, CO 80202-5169
Paper documents must be typed or machine printed.


                              Articles of Amendment

filed pursuant to ss.7-90-301, et seq and ss.7-110-106 of the Colorado Revised Statutes (C.R.S)

ID number:                          19871751884
                                    -----------

1. Entity name                      ETOTALSOURCE, INC.
                                    ----------------------------------------
                                    (If changing the name of the corporation
                                    indicate name   BEFORE the name change)

2.    New Entity name: (if applicable)

3. Use of Restricted Words (If any of these terms are contained in an entity name, name of an entity, trade name or trademark printed in this document, make the applicable selection);

4.    Other amendments, if any, are attached.

5. If the amemendment provides for an exchange, reclassification or cancellation of issued shares, the attachment state the provisions for implementing the amendment.

6. If the corporation's period of duration as amended is less than perpetual, state the date on which the period of duration expires:
      ____________________ (mm/dd/yyyy)

      OR

      If the corporation's period of duration as amended is perpetual, mark this box: |_|

7. (Optional) Delayed effective date: ___________________ (mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgement of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:

Sullinger            Michael
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(Last)               (First)              (Middle)                  (Suffix)

1510 Poole Blvd
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                  (Street name and number or Post Office information)

Yuba City                          CA                            95993
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  (City)                         (State)                   (Postal/Zip Code)
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(Province - if applicable)               (Country - if   not US)


(The document need not state the true name and address of more than one individual. However, if you wish to - the name and address of any additional individuals - the document to be delivered for filing, mark this box |_| and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and nay related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of it revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

Page 3 - Article of Amendment ETOTALSOURCE, INC.

Article Four of the Article of Incorporation of EtotalSource, Inc. is hereby amended to read as follows:

                                  ARTICLE FOUR
                                  CAPITAL STOCK

      The maximum number of shares of stock that this Corporation is authorized to have outstanding at any one time is 300,00,000 shares of common stock, no par value.



    STATE OF COLORADO
   DEPARTMENT OF STATE                                           [SEAL]
       [SEAL]